UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 17, 2008
(Date of Earliest Event Reported)

FORTUNET, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51703	88-0252188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)(I.R.S. Employer Identification No.)	(IRS Employer Identification No.)

2950 South Highland Drive, Suite C Las Vegas, Nevada		89109
(Address of Principal Executive Offices)		(Zip Code)

(702) 796-9090
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the year-end audit of FortuNet, Inc.’s (the “Company”) financial statements for the fiscal year ended December 31, 2007, the Audit Committee determined that certain securities held by the Company for investment and recorded as cash and cash equivalents should have been classified as marketable securities.  As a result of this classification difference, cash and cash equivalents have been overstated during certain previously reported periods and marketable securities has been understated during such periods.

Accordingly, on March 17, 2008, the Board of Directors, in consultation with management of the Company and the Company's independent registered public accounting firm, Schechter Dokken Kanter Andrews & Selcer Ltd., determined that the Company’s previously issued consolidated financial statements for the year ended December 31, 2006 and the quarters ended September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007 should no longer be relied upon because of the error in these consolidated financial statements.  The previously issued financial statements for the year ended December 31, 2006 and the quarters ended September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007 will be restated to reflect the reclassification of the subject securities as marketable securities as opposed to cash and cash equivalents.  These restated financial statements will be filed in an amended Annual Report on Form 10-K/A for the year ended December 31, 2006 and amended Quarterly Reports on Form 10-Q/A for the quarters ended September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007 that have been filed with the United States Securities and Exchange Commission.

This reclassification did not result in any change to the Company’s previously reported revenues, net income, earnings per share, cash flow from operations, or stockholders' equity in the applicable periods.  Instead, the reclassification only affected the balance of cash and cash equivalents and marketable securities on the Company’s balance sheets and cash flows from investing activities on the Company’s statement of cash flows.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with the Company's independent registered public accounting firm, Schechter Dokken Kanter Andrews & Selcer Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORTUNET, INC.

Date:  March 24, 2008                                                                           By: /s/ Kevin Karo
Kevin Karo
Chief Financial Officer